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                                                                   EXHIBIT 10.26


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GRACE                                                    Personnel Policies
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Annual Incentive Compensation Program                    Policy No. xx.xx
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PURPOSE:
The Annual Incentive Compensation Program (AICP) is the bonus program for regular non-sales salaried employees in Bands 1-4. Grace offers the AICP program as a way to share in the company's financial success.

The AICP program was designed to support:
     1. The focus of employees on achieving financial performance targets
     2. The concept of measurements as a way to improve performance
     3. A "pay for performance" philosophy.

SCOPE:

This policy covers all regular salaried employees in Bands 1-4 who are not eligible to participate in other incentive plans and whose individual performance rated is "good" or higher. Except as specified below, employees must be actively employed by GRACE through the payout date, which will typically be made in March. Awards will be prorated for employees who did not work for GRACE for the full year.

POLICY:

Each Business Unit's pool will be funded based on the Business Unit's financial performance as measured by its Pre-Tax Earnings from Core Operations performance versus target.

Each year employees eligible for the AICP receive a letter informing them of their target award percentage range for the current year. The band that an employee's job is assigned to determines the target award percentage range. The following table has the target award percentage ranges for each band:

           ----------------------- ------------------------------
                   Band            Target Incentive as a % of
                                   Salary
           ----------------------- ------------------------------
                      1             CEO - set by BOD
           ----------------------- ------------------------------
                      2                   50%-85%
           ----------------------- ------------------------------
                      3                   30%-65%
           ----------------------- ------------------------------
                      4                   10%-25%
           ----------------------- ------------------------------

It is expected that any employee whose performance is rated at the "Needs Improvement" or "Unsatisfactory" performance level will not receive an AICP incentive and their funds will be distributed to the employees' with the highest ratings. The target awards are adjusted based on the Business Unit performance, then multiplied by the employee's base salary as of the end of the performance year for active employees.

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                                                                   EXHIBIT 10.26

The year-end salary for non-US employees is converted to US dollars based on the average exchange rate for the year. Their AICP award recommendation, which is initially determined in US dollars during the process, is then converted to a percent of salary. This percent is applied to their salary in local currency and the payment is made through their country's payroll system in local currency. Awards may be further adjusted to accommodate factors such as the performance of the participant's product-line and region against financial performance and individual performance. The total of AICP bonuses paid by each Business Unit's must conform to its annual AICP budget.

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NEW HIRES/PROMOTIONS

New hires may be considered for prorated awards in the AICP program if they have more than three months' service.

An employee who is promoted from one eligible position to a higher-graded eligible position will have his/her award calculated and determined on the basis of the higher-graded position, irrespective of when the promotion was effective (the actual award reflecting individual performance should take timing into account).

In the case of employees entering the program from sales-incentive eligible jobs, their eligibility will commence when the employee becomes ineligible to participate in a sales incentive program as a result of the job change.

DEMOTIONS/DECREASES IN SALARY GRADE

An employee whose position is decreased from the AICP program to the PFP program will be paid in accordance with the PFP program guidelines.

TERMINATIONS OF EMPLOYMENT

Employees whose employment terminates prior to the date on which awards are normally paid may receive an award (usually provided by terms of a written agreement) if employment terminates for any of the following reasons, provided they had more than three months' service in an AICP eligible position:

o  Retirement under a plan of the Company, or a subsidiary
o  Death
o  Disability
o  Divestment
o  Other termination of employment by the Company not for cause

Awards in such cases are to be prorated if employment terminated prior to the end of the year in which services were performed.

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Policy No: ####                                     Last Modified: January 2002
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